Exhibit 16.1

Deloitte & Touche LLP
200 Berkeley Street
Boston, MA 02116 USA

Tel: 1 617 437 2000
Fax: 1 617 437 2111 www.deloitte.com

September 7, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Werewolf Therapeutics Inc’s Form 8-K dated September 7, 2022, and we agree with the statements made in paragraphs 2, 3, 4, 5, and 6 therein. We have no basis to agree or disagree with the statements made in paragraphs 1 and 7.

Yours truly,

/s/ Deloitte & Touche LLP